IQST - iQSTEL Secures Major 12-Month Extension on Convertible Notes, Paving the Way for Explosive Growth and Nasdaq Uplisting

New York, NY – October 21, 2024 – iQSTEL Inc. (OTC: IQST), a trailblazer in high-tech telecommunications and technology solutions, is thrilled to announce a significant development that accelerates its path to a Nasdaq uplisting. With unwavering investor confidence, iQSTEL has secured a 12-month extension on its convertible notes with M2B Funding Corp. – a strategic milestone that solidifies iQSTEL’s momentum and reinforces its vision of achieving $1 billion in revenue by 2027.

For the past six years, iQSTEL’s visionary leadership and relentless pursuit of innovation have built a robust business platform, earning the trust and support of investors who believe in the company’s unstoppable growth. This extension demonstrates their continued confidence in iQSTEL’s ability to lead the next wave of high-tech, high-margin products.

“Our investors see the incredible potential in iQSTEL. They trust our long-term strategy and vision,” said Leandro Jose Iglesias, CEO and President of iQSTEL. “We’ve done the hard work, building invaluable, trusted relationships with the largest telecom companies around the world. Now, we are fully prepared to leverage those relationships and drive exponential growth through cutting-edge, high-margin solutions.”

Following extensive discussions with M2B Funding Corp. and a shared commitment to iQSTEL’s future, the maturity dates of three key convertible notes have been extended by 12 months, securing a critical financial foundation to fuel iQSTEL’s growth strategy and innovation.

Details of the extended notes:

•	First Note: Originally due January 1, 2025, with an outstanding amount of $1,888,888.89, now extended to January 1, 2026.

•	Second Note: Originally due March 12, 2025, with an outstanding amount of $1,111,111.11, now extended to March 12, 2026.

•	Third Note: Originally due March 25, 2025, with an outstanding amount of $555,555.56, now extended to March 25, 2026.

In consideration for this extension, iQSTEL will issue 646,467 restricted IQST common stock to M2B Funding Corp., further strengthening the financial partnership and demonstrating their absolute faith in the company’s future.

“This is a monumental step in our journey to greatness,” Iglesias continued. “With this extension, we are not only reinforcing our financial position but also safeguarding shareholder value as we continue to execute our bold business plan. iQSTEL is set for extraordinary growth.”

But the excitement doesn’t stop there.

iQSTEL is poised to revolutionize the high-tech sector. The recent partnership with Cycurion is a clear example of iQSTEL’s relentless drive to expand its high-margin product offerings. “By teaming up with Cycurion, we’re bringing advanced cybersecurity solutions to our telecom clients. This opens the door to new, lucrative opportunities and keeps us ahead of the curve,” Iglesias said enthusiastically.

Additionally, iQSTEL has partnered with ONAR, a top-tier marketing agency, to amplify its branding and marketing presence. “We are taking iQSTEL’s brand to new heights, ensuring that our story of innovation and growth resonates across the globe. ONAR will help us seize the attention of investors and clients alike,” Iglesias added.

This evolution of a great corporation and its strategic moves are part of iQSTEL’s successful progression. With a solid business plan and the trust of our investors, we are stepping up to the next level with an imminent NASDAQ uplisting. This is a crucial step toward achieving our goal of becoming a $1 billion company. Now is the ideal time to join us as we embark on this exciting phase of our unstoppable growth.

We invite you to watch the latest video on our YouTube channel: https://www.youtube.com/watch?v=RK3SIH7EEUo

About iQSTEL Inc. – The Future of Global Innovation - Updated Oct. 2024

iQSTEL Inc. (OTC-QX: IQST) is on the brink of explosive growth, poised to become a major player in the global market. With 2023 revenues of $144 million and forecasted 2024 revenues of $290 million, iQSTEL is not only growing but thriving, with positive operating income expected in the seven digits for our operating subsidiaries. The company is in the final stages of its Nasdaq listing journey, setting the stage for unprecedented opportunities and expansion.

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At its core, iQSTEL is driven by a mission to meet modern human needs across the globe, offering essential tools that empower people, regardless of race, ethnicity, or socioeconomic status. iQSTEL is transforming industries by making advanced technologies accessible and affordable, from telecommunications and financial freedom to clean mobility and cutting-edge AI solutions.

iQSTEL is strategically positioned to hit $1 billion in revenue by 2027, powered by organic growth, high-margin products, and strategic acquisitions. Here’s a glimpse into iQSTEL’s diverse portfolio:

•	Telecommunications Services: A full suite of telecom solutions including VoIP, SMS, international fiber-optic networks, IoT services, and a revolutionary blockchain-based mobile portability platform.

•	Fintech Division: iQSTEL is delivering financial freedom through services like remittances, mobile top-ups, a MasterCard debit card, US bank accounts without the need for an SSN, and a cutting-edge mobile app that puts financial power in the hands of users worldwide.

•	Electric Vehicles (EV) Division: iQSTEL is electrifying the future of transportation, offering electric motorcycles and gearing up to launch a mid-speed electric car. With clean, affordable mobility, iQSTEL is set to become a game-changer in the EV space.

•	Artificial Intelligence (AI) Services: iQSTEL’s AI division is bringing the future to today’s world with unified AI customer engagement tools and a 3D virtual platform that delivers entertainment, services, and support—all at users’ fingertips.

•	Cybersecurity: Partnering with Cycurion, iQSTEL now offers 24/7 cybersecurity solutions that protect telecom clients with cutting-edge threat detection, incident response, and compliance management—essential tools for a digital world.

Since 2018, iQSTEL has successfully completed 11 acquisitions, and the company is far from done. With an active pipeline of potential acquisitions and a clear focus on high-margin products, iQSTEL is rapidly expanding its reach.

Being part of iQSTEL is not just growing but revolutionizing entire industries. iQSTEL is your opportunity to be part of the future of telecommunications, fintech, electric vehicles, AI, and cybersecurity. With a clear path to Nasdaq and $1 billion in sight, iQSTEL is a company built for sustained success and transformative innovation.

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Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website
www.iqstel.com

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